Exhibit 99.1

EPR Properties Prices $500.0 Million of 3.750% Senior Notes due 2029

KANSAS CITY, Mo.—August 8, 2019 – EPR Properties (NYSE:EPR) (the “Company”) announced today that it has priced an underwritten public offering of $500.0 million of 3.750% Senior Notes due 2029. None of the Company’s subsidiaries will initially guarantee the notes. However, certain of the Company’s domestic subsidiaries will be obligated to guarantee the notes under certain circumstances. The offering is expected to close on August 15, 2019, subject to customary closing conditions.

Citigroup Global Markets Inc., Barclays Capital Inc., BofA Securities, Inc. and RBC Capital Markets, LLC are acting as joint book-running managers for the offering. KeyBanc Capital Markets Inc., Stifel, Nicolaus & Company, Incorporated and SunTrust Robinson Humphrey, Inc. are acting as joint lead managers, and BNP Paribas Securities Corp. and U.S. Bancorp Investments, Inc. are acting as co-managers for the offering.

The Company intends to use the net proceeds from the offering principally to refinance any and all of the Company’s 5.750% Senior Notes due 2022 pursuant to a tender offer announced separately today, by redemption or otherwise, and the balance of net proceeds, if any, will be used for general corporate purposes, which may include the reduction of the outstanding balance on the Company’s unsecured revolving credit facility. Such application of net proceeds will increase the amounts available under the Company’s unsecured revolving credit facility, which the Company intends to use for general business purposes, including funding the Company’s ongoing pipeline of acquisition and build-to-suit projects. To the extent the tender offer announced separately today is not consummated or not subscribed in full, the Company intends to use the net proceeds from the offering to finance a portion of the repurchase or redemption of some or all of the 5.750% Senior Notes due 2022.

The notes will be issued pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission on Form S-3. A written prospectus and prospectus supplement relating to the offering, when available, may be obtained by contacting Citigroup Global Markets Inc., at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by emailing prospectus@citi.com or calling (800) 831-9146; Barclays Capital Inc., at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by emailing Barclaysprospectus@broadridge.com or by calling (888) 603-5847; BofA Securities, Inc., by calling (800) 294-1322 or by emailing dg.prospectus_requests@baml.com; or calling (888) 603-5847; or RBC Capital Markets, LLC, at 200 Vesey Street, 8th Floor, New York, NY 10281, Attn: Debt Capital Markets, by calling (866) 375-6829 or by emailing rbcnyfixedincomeprospectus@rbccm.com. You may also get these documents free by visiting EDGAR on the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any such state or jurisdiction.

About EPR Properties

EPR Properties is a specialty real estate investment trust (REIT) that invests in properties in select market segments which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total investments exceed $7.3 billion and our primary investment segments are Entertainment, Recreation and Education. We adhere to rigorous underwriting and investing criteria centered on key industry and property level cash flow standards. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields.

Contact

EPR Properties

Brian Moriarty 1-888-EPR-REIT

Vice President – Corporate Communications

brianm@eprkc.com

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would,” “may” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our subsequent Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.